Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

December 31, 2010

TABLE OF CONTENTS

1.	Fourth Quarter and Year-End 2010 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	2010 Significant Acquisitions	15

6.	Real Estate Status Report	16

7.	Retail Leasing Summary	17

8.	Lease Expirations	19

9.	Portfolio Leased Statistics	20

10.	Summary of Top 25 Tenants	21

11.	Reconciliation of Net Income to FFO Guidance	22

12.	30% Owned Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	23
	Summary of Outstanding Debt and Debt Maturities	24
	Real Estate Status Report	25

13.	Glossary of Terms	26

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2011, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2011.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Gina Birdsall	Janelle Stevenson
Investor Relations	Corporate Communications
301/998-8265	301/998-8185
gbirdsall@federalrealty.com	jmstevenson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2010 OPERATING RESULTS

ROCKVILLE, Md. (February 15, 2011) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2010.

Financial Results

Federal Realty generated funds from operations available for common shareholders (FFO) of $62.2 million, or $1.01 per diluted share for fourth quarter 2010. This compares to FFO of $60.1 million, or $0.98 per diluted share, in fourth quarter 2009 ($55.4 million or $0.90 per diluted share as adjusted for litigation provision – see below). For the year ending December 31, 2010, Federal Realty reported FFO of $239.2 million, or $3.88 per diluted share. This compares to $211.1 million, or $3.51 per diluted share, for the year ending December 31, 2009 ($227.4 million or $3.78 per diluted share as adjusted for litigation provision).

Net income available for common shareholders was $32.7 million and earnings per diluted share was $0.53 for fourth quarter 2010 versus $31.8 million and $0.52, respectively, for fourth quarter 2009 ($27.1 million or $0.44 per diluted share as adjusted for litigation provision). For the year ending December 31, 2010, Federal Realty reported net income available for common shareholders of $122.2 million and earnings per diluted share of $1.98. This compares to net income available for shareholders of $97.8 million and earnings per diluted share of $1.63 for the year ending December 31, 2009 ($114.1 million or $1.90 per diluted share as adjusted for litigation provision).

Federal Realty’s as adjusted financial results in the prior year exclude a $16.4 million litigation provision in 2009 (principally consisting of $20.6 million recorded in the first quarter and a reversal of $4.7 million recorded in the fourth quarter) reflecting the impact of a previously disclosed lawsuit involving a property adjacent to Santana Row. In February 2011, a final ruling on appeals from both Federal Realty and the plaintiff was issued, rejecting both appeals and affirming the final judgment. Payment is expected to be made on the judgment in first quarter 2011 with no further impact expected. See Note 8 of the Consolidated Financial Statements included in Form 10-K filed on February 15, 2011.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2010 OPERATING RESULTS

February 15, 2011

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

Same-center property operating income in 2010 increased 2.3% including redevelopments and expansions, and increased 2.1% excluding redevelopments and expansions, compared to 2009. On a quarterly-basis, same-center property operating income in fourth quarter 2010 increased 0.8% including redevelopment and expansion properties, and increased 1.1% excluding redevelopment and expansion properties, compared to fourth quarter 2009.

The overall portfolio was 93.9% leased as of December 31, 2010, compared to 93.9% on September 30, 2010 and 94.5% on December 31, 2009. Federal Realty’s same-center portfolio was 94.3% leased on December 31, 2010, compared to 94.4% on September 30, 2010 and 94.6% on December 31, 2009.

During fourth quarter 2010, the Trust signed 89 leases for 493,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 490,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 7%. The average contractual rent on this comparable space for the first year of the new lease is $23.68 per square foot compared to the average contractual rent of $22.11 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 15% for fourth quarter 2010.

For all of 2010, Federal Realty signed 312 leases representing 1.5 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 8%, and 18% on a GAAP-basis. The average cash-basis contractual rent on this comparable space for the first year of the new lease is $26.04 per square foot compared to the average cash-basis contractual rent of $24.11 per square foot for the last year of the prior lease. As of December 31, 2010, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $22.77 per square foot, as compared to $22.14 on December 31, 2009.

“Steady, solid, consistent growth from one of the best retail portfolios in the country,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Over the past several years, as the results of most commercial real estate portfolios in the U.S. have swung wildly, our consistency and predictability is especially appreciated. As the economy continues to improve, I would expect the same from Federal Realty.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2010 OPERATING RESULTS

February 15, 2011

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.67 per share on its common shares, resulting in an indicated annual rate of $2.68 per share. The regular common dividend will be payable on April 15, 2011 to common shareholders of record on March 17, 2011.

Guidance

Federal Realty 2011 guidance for FFO per diluted share remained unchanged at a range of $3.95 to $4.02 and 2011 earnings per diluted share guidance of $2.00 to $2.07. 2011 guidance reflects record expectations for funds from operations per share.

Summary of Other Quarterly Activities and Recent Developments

•

January 19, 2011 – Acquired Tower Shops, a 372,000 square foot community center on 67 acres in Davie, Florida for $66.1 million. The property has significant opportunity for redevelopment and expansion and is well-positioned with a strong anchor tenant line-up including Ross, TJ Maxx, DSW, Michaels, Old Navy, Best Buy (opening fall 2011) and shadow-anchors Costco and Home Depot. The acquisition of Tower Shops expands the Trust’s portfolio in South Florida to 680,000 square feet of retail space which includes Del Mar Village in Boca Raton and Courtyard Shops in Wellington.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2010 earnings conference call, which is scheduled for February 16, 2011, at 11 a.m. Eastern Standard Time. To participate, please call (866) 788-0540 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 16, 2011, by dialing (888) 286-8010 and using the passcode 46183132.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND

YEAR-END 2010 OPERATING RESULTS

February 15, 2011

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.3 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 93.9% leased to national, regional, and local retailers as of December 31, 2010, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 43 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2011, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed February 15, 2011.

Federal Realty Investment Trust

Summarized Income Statements

December 31, 2010

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)
Revenue
Rental income	$134,077	$133,573	$525,528	$512,725
Other property income	3,302	3,588	14,545	12,850
Mortgage interest income	1,369	1,260	4,601	4,943

Total revenue	138,748	138,421	544,674	530,518

Expenses
Rental expenses	28,494	30,580	111,034	108,627
Real estate taxes	13,885	15,019	59,108	58,109
General and administrative	7,127	5,862	24,189	22,032
Litigation provision	(17)	(4,732)	330	16,355
Depreciation and amortization	30,047	28,388	119,539	114,812

Total operating expenses	79,536	75,117	314,200	319,935

Operating income	59,212	63,304	230,474	210,583
Other interest income	23	620	256	1,894
Interest expense	(25,203)	(29,159)	(101,882)	(108,781)
Early extinguishment of debt	—	(1,671)	(2,801)	(2,639)
Income from real estate partnerships	554	248	1,060	1,322

Income from continuing operations	34,586	33,342	127,107	102,379

Discontinued operations
Discontinued operations - (loss) income	(281)	24	(280)	195
Discontinued operations - gain on sale of real estate	—	—	1,000	1,298

Results from discontinued operations	(281)	24	720	1,493

Income before gain on sale of real estate	34,305	33,366	127,827	103,872
Gain on sale of real estate	—	—	410	—

Net income	34,305	33,366	128,237	103,872
Net income attributable to noncontrolling interests	(1,489)	(1,396)	(5,447)	(5,568)

Net income attributable to the Trust	32,816	31,970	122,790	98,304
Dividends on preferred shares	(135)	(135)	(541)	(541)

Net income available for common shareholders	$32,681	$31,835	$122,249	$97,763

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.53	$0.52	$1.97	$1.60
Discontinued operations	—	—	0.01	0.03
Gain on sale of real estate	—	—	0.01	—

	$0.53	$0.52	$1.99	$1.63

Weighted average number of common shares, basic	61,251	61,008	61,182	59,704

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.53	$0.52	$1.96	$1.60
Discontinued operations	—	—	0.01	0.03
Gain on sale of real estate	—	—	0.01	—

	$0.53	$0.52	$1.98	$1.63

Weighted average number of common shares, diluted	61,405	61,142	61,324	59,830

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2010

	December 31,
	2010	2009
	(in thousands)
ASSETS

Real estate, at cost
Operating (including $97,157 and $68,643 of consolidated variable interest entities, respectively)	$3,726,223	$3,619,562
Construction-in-progress	163,200	132,758
Assets held for sale (discontinued operations)	6,519	6,914

	3,895,942	3,759,234
Less accumulated depreciation and amortization (including $4,431 and $3,053 of consolidated variable interest entities, respectively)	(1,035,204)	(938,087)

Net real estate	2,860,738	2,821,147

Cash and cash equivalents	15,797	135,389
Accounts and notes receivable, net	68,997	72,191
Mortgage notes receivable, net	44,813	48,336
Investment in real estate partnerships	51,606	35,633
Prepaid expenses and other assets	117,602	109,613

TOTAL ASSETS	$3,159,553	$3,222,309

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations (including $22,785 and $23,417 of consolidated variable interest entities, respectively)	$589,441	$601,884
Notes payable	97,881	261,745
Senior notes and debentures	1,079,827	930,219
Accounts payable and other liabilities	211,274	219,398

Total liabilities	1,978,423	2,013,246

Shareholders’ equity
Preferred shares	9,997	9,997
Common shares and other shareholders’ equity	1,139,836	1,167,340

Total shareholders’ equity of the Trust	1,149,833	1,177,337
Noncontrolling interests	31,297	31,726

Total shareholders’ equity	1,181,130	1,209,063

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,159,553	$3,222,309

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2010

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income (2)	$34,305	$33,366	$128,237	$103,872
Net income attributable to noncontrolling interests	(1,489)	(1,396)	(5,447)	(5,568)
Gain on sale of real estate	—	—	(1,410)	(1,298)
Depreciation and amortization of real estate assets	26,812	25,423	107,187	103,104
Amortization of initial direct costs of leases	2,326	2,443	9,552	9,821
Depreciation of joint venture real estate assets	435	342	1,499	1,388

Funds from operations	62,389	60,178	239,618	211,319
Dividends on preferred shares	(135)	(135)	(541)	(541)
Income attributable to operating partnership units	244	245	980	974
Income attributable to unvested shares	(259)	(193)	(847)	(687)

FFO	62,239	60,095	239,210	211,065
Litigation provision, net of allocation to unvested shares	(17)	(4,718)	329	16,301

FFO excluding litigation provision	$62,222	$55,377	$239,539	$227,366

FFO per diluted share	$1.01	$0.98	$3.88	$3.51
Litigation provision per diluted share	—	(0.08)	—	0.27

FFO per diluted share excluding litigation provision	$1.01	$0.90	$3.88	$3.78

Weighted average number of common shares, diluted	61,769	61,513	61,693	60,201

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$13,568	$13,792	$57,792	$68,481
Tenant improvements and incentives	11,333	3,486	22,618	11,965

Total non-maintenance capital expenditures	24,901	17,278	80,410	80,446
Maintenance capital expenditures	5,651	7,138	17,121	14,629

Total capital expenditures	$30,552	$24,416	$97,531	$95,075

Dividends and Payout Ratios
Regular common dividends declared	$41,213	$40,416	$163,382	$157,638

Dividend payout ratio as a percentage of FFO	66%	67%	68%	75%
Dividend payout ratio as a percentage of FFO excluding litigation provision (2)	66%	73%	68%	69%

Notes:

(1)	See Glossary of Terms.
(2)	Net income includes a charge of $0.3 million and $16.4 million in 2010 and 2009, respectively, for adjusting the accrual for litigation regarding a parcel of land located adjacent to Santana Row as well as certain costs related to the litigation and appeal process. A final ruling on the appeal was issued in February 2011 rejecting the appeals and affirming the final judgment against us. We believe FFO excluding this litigation provision provides a more meaningful evaluation of operations, and therefore, have included FFO and FFO per share excluding the related charges.

Federal Realty Investment Trust

Market Data

December 31, 2010

	December 31,
	2010	2009
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	61,526	61,242
Market price per common share	$77.93	$67.72

Common equity market capitalization	$4,794,721	$4,147,308

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$4,804,721	$4,157,308

Total debt (3)	1,767,149	1,793,848

Total market capitalization	$6,571,870	$5,951,156

Total debt to market capitalization at then current market price	27%	30%

Total debt to market capitalization at constant common share price of $67.72	30%	30%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	95%	86%
Variable rate debt	5%	14%

	100%	100%

Notes:

(1)	Amounts do not include 362,314 and 371,260 Operating Partnership Units outstanding at December 31, 2010 and 2009, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.3 million which is the Trust’s 30% share of the total mortgages payable of $57.6 million and $57.8 million at December 31, 2010 and 2009, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes the $8.8 million mortgage loan on our Newbury Street Partnership for which we are the lender.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2010

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$97,156	$93,706	$381,012	$373,506
Residential (2)	5,458	5,175	21,583	21,093
Cost reimbursements	26,505	29,804	107,658	104,052
Percentage rents	2,596	2,697	6,374	6,508
Other	2,362	2,191	8,901	7,566

Total rental income	$134,077	$133,573	$525,528	$512,725

Notes:

(1)	Minimum rents include $1.1 million and $1.4 million for the three months ended December 31, 2010 and 2009, respectively, and $4.6 million and $5.4 million for the year ended December 31, 2010 and 2009, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.3 million and $0.6 million for the three months ended December 31, 2010 and 2009, respectively, and $1.6 million and $1.7 million for the year ended December 31, 2010 and 2009, respectively, to recognize income from the amortization of in-place leases.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Bethesda Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

December 31, 2010

	Stated maturity date	Stated interest rate as of December 31, 2010	Balance as of December 31, 2010		Weighted average effective rate at December 31, 2010 (h)
			(in thousands)
Mortgages Payable (a)
Secured fixed rate
Federal Plaza	06/01/11	6.75%	$31,901
Tysons Station	09/01/11	7.40%	5,713
Courtyard Shops	07/01/12	6.87%	7,289
Bethesda Row	01/01/13	5.37%	19,994
Bethesda Row	02/01/13	5.05%	4,163
White Marsh Plaza (b)	04/01/13	6.04%	9,580
Crow Canyon	08/11/13	5.40%	20,395
Idylwood Plaza	06/05/14	7.50%	16,544
Leesburg Plaza	06/05/14	7.50%	28,786
Loehmann’s Plaza	06/05/14	7.50%	37,224
Pentagon Row	06/05/14	7.50%	53,437
Melville Mall (c)	09/01/14	5.25%	23,073
THE AVENUE at White Marsh	01/01/15	5.46%	57,803
Barracks Road	11/01/15	7.95%	39,850
Hauppauge	11/01/15	7.95%	15,022
Lawrence Park	11/01/15	7.95%	28,246
Wildwood	11/01/15	7.95%	24,827
Wynnewood	11/01/15	7.95%	28,785
Brick Plaza	11/01/15	7.42%	29,429
Rollingwood Apartments	05/01/19	5.54%	23,567
Shoppers’ World	01/31/21	5.91%	5,593
Mount Vernon (d)	04/15/28	5.66%	10,937
Chelsea	01/15/31	5.36%	7,795

Subtotal			529,953
Net unamortized discount			(452)

Total mortgages payable			529,501		6.98%

Notes payable
Unsecured fixed rate
Various (e)	Various through 2013	3.57%	11,481
Unsecured variable rate
Revolving credit facility (f)	07/27/11	LIBOR + 0.425%	77,000
Escondido (Municipal bonds) (g)	10/01/16	0.51%	9,400

Total notes payable			97,881		1.13	% (i)

Senior notes and debentures
Unsecured fixed rate
4.50% notes	02/15/11	4.50%	75,000
6.00% notes	07/15/12	6.00%	175,000
5.40% notes	12/01/13	5.40%	135,000
5.95% notes	08/15/14	5.95%	150,000
5.65% notes	06/01/16	5.65%	125,000
6.20% notes	01/15/17	6.20%	200,000
5.90% notes	04/01/20	5.90%	150,000
7.48% debentures	08/15/26	7.48%	29,200
6.82% medium term notes	08/01/27	6.82%	40,000

Subtotal			1,079,200
Net unamortized premium			627

Total senior notes and debentures			1,079,827		5.95%

Capital lease obligations
Various	Various through 2106	Various	59,940		6.91%

Total debt and capital lease obligations			$1,767,149

Total fixed rate debt and capital lease obligations			$1,680,749	95%	6.29%
Total variable rate debt			86,400	5%	0.78	% (i)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,767,149	100%	6.02	% (i)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Operational Statistics
Excluding litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j) (k)	3.33x	2.67x	3.14x	2.90x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j) (k)	3.33x	2.67x	3.12x	2.89x
Including litigation provision:
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	3.33x	2.82x	3.13x	2.76x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	3.33x	2.82x	3.12x	2.75x

Notes:

(a)	Mortgage loans do not include our 30% share ($17.3 million) of the $57.6 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes the $8.8 million mortgage loan on our Newbury Street Partnership for which we are the lender.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The interest rate of 3.57% represents the weighted average interest rate for three unsecured fixed rate notes payable. These notes mature between April 1, 2012 and January 31, 2013.
(f)	The maximum amount drawn under our revolving credit facility for the three months and year ended December 31, 2010 was $82.0 million, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 0.71% and 0.72% for the three months and year ended December 31, 2010, respectively.
(g)	The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.
(h)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note i.
(i)	The weighted average effective interest rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $77.0 million balance on December 31, 2010.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. EBITDA includes a $1.4 million and $1.3 million gain on sale for the years ended December 31, 2010 and 2009, respectively. Fixed charges include $2.8 million of early extinguishment of debt for the year ended December 31, 2010, due to the write-off of unamortized debt fees related to the $250 million payoff of the term loan prior to its maturity date. Fixed charges include $1.7 million and $2.6 million of early extinguishment of debt for the quarter and year ended December 31, 2009, respectively, primarily related to the write-off of debt fees related to the paydown of the term loan and the cash tender offer for our 8.75% senior notes. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.
(k)	Adjusted to exclude less than ($0.1) million and ($4.7) million litigation provision charge for the three months ended December 31, 2010 and 2009, respectively, and $0.3 million and $16.4 million litigation provision charge for the years ended December 31, 2010 and 2009, respectively, related to litigation regarding a parcel of land located adjacent to Santana Row as well as other costs related to the litigation and the appeal process.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2010

DEBT MATURITIES

(in thousands)
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
2011	$12,224	$189,252	(1)	$201,476		11.4%	11.4%	3.5	%(4)
2012	12,691	191,916		204,607		11.6%	23.0%	5.8%
2013	11,853	196,893		208,746		11.8%	34.8%	5.5%
2014	10,225	297,864		308,089		17.4%	52.2%	6.9%
2015	6,858	198,391		205,249		11.6%	63.8%	7.3%
2016	2,902	134,400		137,302		7.8%	71.6%	5.4%
2017	3,110	200,000		203,110		11.5%	83.1%	6.1%
2018	3,321	—		3,321		0.2%	83.3%	0.0%
2019	3,200	20,160		23,360		1.3%	84.6%	5.6%
2020	3,239	150,000		153,239		8.7%	93.3%	6.0%
Thereafter	45,597	72,878		118,475		6.7%	100.0%	6.9%

Total	$115,220	$1,651,754		$1,766,974	(2)	100.0%

Notes:

(1)	Our $300 million revolving credit facility matures on July 27, 2011. As of December 31, 2010, there was $77.0 million outstanding on our revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of December 31, 2010.
(3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(4)	The weighted average rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

December 31, 2010

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2010 (3)
Bethesda Row (Hampden Lane)	Bethesda, MD	Construction of new three level building leased to fitness center and two additional ground level retail spaces.	10%	$14	$12
Village of Shirlington - Phase III & IV	Arlington, VA	Ground lease to hotel operator and ground floor retail as part of office building development (by others)	22%	$6	$5
Barracks Road	Charlottesville, VA	Expansion of Bed, Bath and Beyond and creation of two additional small shop spaces, utilizing vacant anchor space.	11%	$3	$3
Lancaster	Lancaster, PA	Renovation and expansion of existing grocer, new bank pad, and façade renovation	13%	$2	$2
Langhorne	Levittown, PA	Pad site addition	15%	$1	$1
Atlantic Plaza (JV Property) (5)	North Reading, MA	Property improvements, including façade renovation, in preparation for new lease with grocery store	22%	$1	$1

Subtotal: Projects Stabilized in 2010 (3) (4)			14%	$27	$24

Projects Anticipated to Stabilize in 2011 (3)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	6%	$44	$36
Crossroads	Highland Park, IL	Combine four spaces in preparation for new fitness operator, replacing vacant anchor and small shop space.	9%	$3	$2
Brick	Brick, NJ	Redevelopment and expansion of existing pad site	14%	$1	$0

Subtotal: Projects Anticipated to Stabilize in 2011 (3) (4)			6%	$48	$38

Projects Anticipated to Stabilize in 2012 (3)
Santana Row	San Jose, CA	109 unit residential building	7%	$34	$10
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, new pad buildings, and gas station	10%	$13	$2
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	9%	$3	$0

Subtotal: Projects Anticipated to Stabilize in 2012 (3) (4)			8%	$50	$12

Total: Projects Anticipated to Stabilize in 2010, 2011 and 2012 (3) (4)			8%	$125	$74

A recent review of our portfolio has generated numerous potential opportunities to invest $350-$550 million to create future shareholder value, many of which were previously disclosed as future redevelopment opportunities on this schedule. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities – Opportunity to invest a total of up to $15-$20 million to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are “by right” and construction is awaiting appropriate retailer demand.

Assembly Square Marketplace	Somerville, MA	Flourtown	Flourtown, PA
Bala Cynwyd	Bala Cynwyd, PA	Melville Mall	Huntington, NY
Brick Plaza	Brick, NJ	Mercer Mall	Lawrenceville, NJ
Dedham Plaza	Dedham, MA	Troy	Parsippany, NJ
Escondido	Escondido, CA	Westgate	San Jose, CA
Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD

Property Expansion or Conversion – Opportunity to invest a total of up to $15-$20 million at successful retail properties to convert previously unusable space into new GLA and to convert other existing uses into additional retail GLA.

Fresh Meadows	Queens, NY	Shoppers’ World	Charlottesville, VA
Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
Pentagon Row	Arlington, VA	Wildwood	Bethesda, MD

Residential Opportunities – Opportunity to invest $150-$200 million to add more than 500 residential units to existing retail and mixed-use properties.

Barracks Road	Charlottesville, VA	Santana Row	San Jose, CA
Congressional Plaza	Rockville, MD	Village of Shirlington	Arlington, VA

Near Term Mixed-Use Opportunities

Assembly Row	Somerville, MA	First Phase of approximately 280,000 sf of retail space and 419 apartments (to be built by AVB), plus new T-stop; anticipated construction start 2011/2012 and anticipated stabilization 2014/2015. Approximate Phase 1 cost - $100-$125 million.
Mid-Pike Plaza	Rockville, MD	First phase of approximately 230,000 sf of retail and office space and 400 residential units; anticipated construction start 2012 and anticipated stabilization 2014/2015. Approximate Phase 1cost - $200-$225 million.

Longer Term Mixed-Use Opportunities

Bala Cynwyd	Bala Cynwyd, PA	Pike 7	Vienna, VA
Forest Hills	Forest Hills, NY	Santana Row	San Jose, CA

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management’s estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	ROI and costs for Atlantic Plaza reflect our 30% JV interest in the costs and revenue associated with the redevelopment.

Federal Realty Investment Trust

2010 Significant Acquisitions

Through December 31, 2010

Federal Realty Investment Trust Significant Acquisitions

Date	Property	City / State	GLA	Purchase price		Anchor tenants
			(in square feet)	(in millions)
May 26, 2010	Newbury Street	Boston, MA	32,000	$17.5	(1)	Pierre Deux/Jonathan Adler
August 16, 2010	Huntington Square	East Northport, NY	74,000	17.6	(2)	Barnes & Noble
November 10, 2010	Former Mervyn’s Parcel (Escondido Promenade)	Escondido, CA	75,000	11.2	(3)
November 22, 2010	Pentagon Row	Arlington, VA	N/A	8.5	(4)
December 27, 2010	Bethesda Row	Bethesda, MD	N/A	9.4	(5)

			181,000	$64.2

Notes:

(1)	These two buildings were acquired by our Taurus Newbury Street JV II Limited Partnership in which we hold an 85% limited partnership interest and account for our investment under the equity method. We contributed $7.8 million towards this acquisition and provided an $8.8 million interest-only loan secured by the two buildings.
(2)	We acquired the leasehold interest in this property.
(3)	This property is adjacent to and operated as part of Escondido Promenade which is owned through a partnership in which we own the controlling interest.
(4)	We and a subsidiary of Post Properties, Inc. purchased the fee interest in the land under Pentagon Row. The land was purchased as a result of a favorable outcome to litigation.
(5)	We acquired the fee interest in approximately 2.1 acres of land under Bethesda Row. Prior to the transaction, the land parcel was owned pursuant to a ground lease and encumbered by a capital lease obligation which were terminated as part of the transaction.

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2010

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA (5)	Grocery Anchor (5)	Other Principal Tenants
				(in thousands)	(in thousands)

Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993/2006/ 2008/2010	$207,148	$24,157	521,000	96%	96%	$43.21	40,000	Giant Food	Barnes & Noble / Landmark Theater / Apple Computer
Congressional Plaza	(7)	Washington, DC-MD-VA	1965	71,299		332,000	100%	100%	31.88	28,000	Whole Foods	Buy Buy Baby / Container Store
Courthouse Center		Washington, DC-MD-VA	1997	4,366		36,000	93%	93%	17.67
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,309		144,000	100%	100%	29.82	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,773	31,901	248,000	87%	87%	32.00			TJ Maxx / Micro Center / Ross Dress For Less / Trader Joe’s
Friendship Center		Washington, DC-MD-VA	2001	34,354		119,000	100%	100%	33.15			Borders Books / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	24,984		209,000	79%	78%	25.10			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	15,971	16,544	73,000	100%	100%	41.81	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,609		388,000	85%	85%	18.35	61,000	Giant Food	Marshalls
Leesburg Plaza	(8)	Washington, DC-MD-VA	1998	34,519	28,786	236,000	95%	95%	22.14	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,634	37,224	268,000	96%	96%	26.20	58,000	Giant Food	Bally Total Fitness / Loehmann’s Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	47,674		309,000	73%	73%	27.12			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(8)	Washington, DC-MD-VA	2003-2006	78,312	10,937	565,000	95%	95%	15.32	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	5,991		92,000	97%	97%	33.35	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,524		227,000	100%	100%	18.41	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	88,665	53,437	296,000	99%	99%	33.69	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,464		164,000	100%	100%	38.11			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	21,799		248,000	63%	63%	20.07	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,299		182,000	78%	78%	33.13			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,358	23,567	N/A	97%	95%	N/A
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,550		49,000	100%	100%	38.41			Petco
Tower		Washington, DC-MD-VA	1998	20,407		112,000	91%	67%	24.04			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,923	5,713	49,000	100%	100%	39.43			Trader Joe’s
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	53,774	6,327	255,000	98%	96%	33.22	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,008	24,827	85,000	97%	97%	82.52	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		1,008,714		5,207,000	91%	91%	29.37

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,772		267,000	95%	95%	14.05	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	33,656		282,000	99%	99%	17.26	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	28,017		267,000	94%	94%	14.83	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	12,064		111,000	100%	91%	13.81	53,000	Giant Food	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,830		166,000	48%	48%	22.44	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	20,310		219,000	96%	93%	14.76	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,578	28,246	353,000	98%	98%	18.37	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,122		284,000	89%	88%	11.30			Burlington Coat Factory / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,441		124,000	86%	86%	9.09	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,903		216,000	90%	89%	19.21			Barnes & Noble / HomeGoods / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	37,333	28,785	257,000	96%	96%	24.74	98,000	Genuardi’s	Bed, Bath & Beyond / Borders Books / Old Navy

		Total Philadelphia Metropolitan Area		267,026		2,546,000	92%	91%	16.54

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,704		69,000	99%	99%	37.58			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	65,263	20,395	242,000	89%	89%	19.02	58,000	Lucky	Loehmann’s / Rite Aid
Escondido	(9)	San Diego, CA	1996/2010	43,667		222,000	98%	98%	23.76			TJ Maxx / Toys R Us
Fifth Ave		San Diego, CA	1996-1997	12,574		51,000	93%	93%	27.46			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,609		23,000	100%	100%	31.59
Hollywood Blvd	(10)	Los Angeles-Long Beach, CA	1999	39,176		153,000	75%	75%	21.90			DSW / L.A. Fitness / Fresh & Easy
Kings Court	(8)	San Jose, CA	1998	11,600		79,000	97%	97%	28.43	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,312		95,000	97%	97%	30.04			Borders Books / Gap Kids / Banana Republic
Santana Row		San Jose, CA	1997	550,310		608,000	99%	98%	44.31			Crate & Barrel / Container Store / Best Buy / Borders Books / CineArts Theatre / Hotel Valencia

Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	76,547		209,000	97%	97%	61.59			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	117,187		644,000	95%	94%	12.96	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross Dress For Less / Michaels
150 Post Street		San Francisco, CA	1997	37,861		102,000	100%	99%	42.36			Brooks Brothers / H & M

		Total California		1,010,810		2,497,000	95%	95%	30.51

New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	57,943	29,429	409,000	95%	94%	15.05	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,104		46,000	96%	93%	20.04			Midway Theatre
Fresh Meadows		New York, NY	1997	70,216		405,000	98%	98%	25.16			Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	27,983	15,022	133,000	100%	100%	24.39	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,784		292,000	99%	99%	20.94			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,079		74,000	89%	89%	24.98			Barnes & Noble
Melville Mall	(11)	Nassau-Suffolk, NY	2006	68,767	23,073	248,000	100%	100%	17.98	54,000	Waldbaum’s	Kohl’s / Marshalls
Mercer Mall	(6)	Trenton, NJ	2003	105,092	48,706	500,000	100%	99%	20.30	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	25,311		207,000	100%	88%	20.24	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		412,279		2,314,000	98%	97%	20.45

New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2010	193,901		332,000	100%	100%	16.42			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,268	7,795	222,000	100%	100%	10.71	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,008		243,000	93%	93%	15.79	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	144,701		218,000	92%	91%	40.13	50,000	Roche Brothers Supermarkets	CVS
Newbury Street	(12)	Boston-Cambridge-Quincy, MA-NH	2010	17,241		32,000	55%	52%	80.37			Pierre Deux / Jonathan Adler
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	100%	13.80	48,000	Stop & Shop

Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,659		149,000	100%	100%	15.11	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	13,892		170,000	94%	92%	10.81	55,000	Super Stop & Shop	Kmart

	(13)	Total New England		440,797		1,382,000	97%	96%	18.17

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2010

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	% Occupied (3)	Average Rent PSF (4)	Grocery Anchor GLA (5)	Grocery Anchor (5)	Other Principal Tenants
				(in thousands)	(in thousands)

Baltimore
Governor Plaza		Baltimore, MD	1985	25,741		268,000	87%	87%	17.17	16,500	Aldi	Bally Total Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	27,309		401,000	98%	98%	12.42	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(14)	Baltimore, MD	2007	95,755	57,803	298,000	100%	100%	21.14			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,570		52,000	100%	100%	37.54
White Marsh Plaza		Baltimore, MD	2007	25,022	9,580	80,000	100%	100%	20.12	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,883		49,000	100%	100%	28.05

		Total Baltimore		230,280		1,148,000	96%	96%	18.20

Chicago
Crossroads		Chicago, IL	1993	29,225		168,000	95%	95%	17.46			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,475		315,000	99%	99%	10.58			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,372		140,000	95%	95%	12.50	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	14,135		129,000	89%	89%	12.19	77,000	Dominick’s

		Total Chicago		88,207		752,000	96%	96%	12.73

South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	39,717	7,289	130,000	88%	86%	19.28	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	54,880		178,000	90%	90%	17.24	44,000	Winn Dixie	CVS

		Total South Florida		94,597		308,000	90%	89%	18.05

Other
Barracks Road		Charlottesville, VA	1985	50,961	39,850	486,000	99%	99%	21.44	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,271		269,000	94%	94%	12.24	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,377		153,000	100%	100%	20.68			Stein Mart / Trader Joe’s
Gratiot Plaza		Detroit, MI	1973	18,887		217,000	99%	99%	11.73	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%	100%	53.00			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,773		196,000	83%	83%	22.44			Hotel Valencia / Walgreens
Lancaster	(15)	Lancaster, PA	1980	12,761	4,907	126,000	94%	94%	17.64	74,500	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	30,221	5,593	169,000	94%	94%	11.92	28,000	Whole Foods	Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	77,701		480,000	88%	87%	16.02	60,000	Kroger	Old Navy / Staples / Ross Dress For Less

		Total Other		324,921		2,132,000	94%	94%	17.69

Grand Total	(13)			$3,877,631	$589,893	18,286,000	94%	93%	$22.77

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	For purposes of this schedule, “occupied” refers to spaces where the lease term and obligation to pay rent have commenced.
(4)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(5)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(6)	Portion of property subject to capital lease obligation.
(7)	The Trust has a 64.1% ownership interest in the property.
(8)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(9)	The Trust has a 70% ownership interest in the property. On November 10, 2010, we acquired an adjacent site to this property which totaled approximately 75,000 square feet, and we are in the process of preparing the space for lease.
(10)	The Trust has a 90% ownership interest in the property.
(11)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls the activities that most significantly impact this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(12)	The Trust has an 85% ownership interest in the property which is accounted for on the equity method.
(13)	Aggregate information is calculated on a GLA weighted-average basis, excluding properties acquired through the Taurus Newbury Street JV II Limited Partnership.
(14)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(15)	Property subject to capital lease obligation.

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2010

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2010	88	100%	490,233	$23.68	$22.11	$772,696	7%	15%	7.2	$5,696,969	$11.62
3rd Quarter 2010	75	100%	349,489	$25.17	$23.83	$467,613	6%	17%	7.1	$6,199,555	$17.74
2nd Quarter 2010	80	100%	307,567	$27.62	$26.64	$301,098	4%	13%	7.4	$4,431,806	$14.41
1st Quarter 2010	69	100%	307,962	$29.19	$25.11	$1,255,084	16%	27%	6.5	$6,919,627	$22.47

Total - 12 months	312	100%	1,455,251	$26.04	$24.11	$2,796,491	8%	18%	7.0	$23,247,957	$15.98

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2010	45	51%	200,350	$25.05	$24.07	$195,237	4%	12%	8.2	$5,443,775	$27.17
3rd Quarter 2010	29	39%	132,033	$27.10	$25.79	$172,909	5%	16%	8.2	$6,089,555	$46.12
2nd Quarter 2010	31	39%	149,562	$25.01	$23.20	$270,375	8%	16%	9.4	$4,409,306	$29.48
1st Quarter 2010	29	42%	157,619	$23.00	$20.98	$318,458	10%	17%	8.9	$6,828,877	$43.33

Total - 12 months	134	43%	639,564	$24.96	$23.46	$956,979	6%	15%	8.7	$22,771,513	$35.60

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2010	43	49%	289,883	$22.74	$20.75	$577,459	10%	18%	6.3	$253,194	$0.87
3rd Quarter 2010	46	61%	217,456	$23.99	$22.64	$294,704	6%	18%	6.3	$110,000	$0.51
2nd Quarter 2010	49	61%	158,005	$30.09	$29.90	$30,723	1%	11%	5.8	$22,500	$0.14
1st Quarter 2010	40	58%	150,343	$35.67	$29.44	$936,626	21%	35%	4.9	$90,750	$0.60

Total - 12 months	178	57%	815,687	$26.88	$24.63	$1,839,512	9%	20%	5.9	$476,444	$0.58

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2010	89	493,039	$23.80	7.2	$5,696,969	$11.55
3rd Quarter 2010	77	395,649	$24.44	7.3	$8,891,735	$22.47
2nd Quarter 2010	82	318,931	$28.20	7.5	$5,978,306	$18.74
1st Quarter 2010	72	317,932	$28.62	6.5	$6,996,698	$22.01

Total - 12 months	320	1,525,551	$25.89	7.1	$27,563,708	$18.07

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

December 31, 2010

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2011	445,000	5%	$15.32	967,000	13%	$29.02	1,412,000	8%	$24.70
2012	1,051,000	11%	$13.34	1,191,000	16%	$30.28	2,242,000	13%	$22.34
2013	1,042,000	11%	$15.45	1,028,000	14%	$32.71	2,070,000	12%	$24.03
2014	1,378,000	14%	$16.07	866,000	12%	$33.57	2,244,000	13%	$22.82
2015	826,000	9%	$13.99	963,000	13%	$30.61	1,789,000	11%	$22.94
2016	635,000	7%	$18.27	762,000	10%	$30.33	1,397,000	8%	$24.84
2017	677,000	7%	$16.74	448,000	6%	$29.84	1,125,000	7%	$21.96
2018	657,000	7%	$11.66	308,000	4%	$36.86	965,000	6%	$19.70
2019	487,000	5%	$17.51	231,000	3%	$39.53	718,000	4%	$24.59
2020	358,000	4%	$21.22	347,000	5%	$33.40	705,000	4%	$27.21
Thereafter	2,036,000	20%	$15.69	322,000	4%	$41.97	2,358,000	14%	$19.27

Total (3)	9,592,000	100%	$15.57	7,433,000	100%	$32.07	17,025,000	100%	$22.77

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2011	82,000	1%	$12.88	642,000	9%	$27.57	724,000	4%	$25.91
2012	202,000	2%	$17.04	677,000	9%	$30.17	878,000	5%	$27.19
2013	156,000	2%	$15.34	513,000	7%	$33.26	669,000	4%	$29.08
2014	205,000	2%	$9.64	521,000	7%	$36.00	725,000	4%	$28.60
2015	109,000	1%	$20.24	521,000	7%	$30.65	630,000	4%	$28.85
2016	182,000	2%	$19.92	500,000	7%	$30.56	681,000	4%	$27.76
2017	152,000	2%	$25.03	533,000	7%	$31.53	686,000	4%	$30.04
2018	290,000	2%	$14.79	456,000	6%	$36.58	746,000	4%	$28.11
2019	353,000	4%	$19.19	319,000	4%	$34.13	672,000	4%	$26.28
2020	159,000	2%	$27.80	372,000	5%	$31.41	531,000	3%	$30.33
Thereafter	7,702,000	80%	$14.97	2,379,000	32%	$32.42	10,083,000	60%	$19.08

Total (3)	9,592,000	100%	$15.57	7,433,000	100%	$32.07	17,025,000	100%	$22.77

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of December 31, 2010.
(3)	Represents occupied square footage as of December 31, 2010.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2010

Overall Portfolio Statistics (1)

	At December 31, 2010			At December 31, 2009
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,286,000	17,166,000	93.9%	18,169,000	17,167,000	94.5%
Residential Properties (3) (units)	903	861	95.3%	903	867	96.0%

Same Center Statistics (1)

	At December 31, 2010			At December 31, 2009
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	17,526,000	16,533,000	94.3%	17,502,000	16,562,000	94.6%
Residential Properties (3) (units)	903	861	95.3%	903	867	96.0%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, The Crest at Congressional and the residential rental units at Santana Row and Bethesda Row.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2010

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent (4)	Tenant GLA		Percentage of Total GLA (4)	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$10,121,000		2.61%	658,000		3.60%	15
2	Ahold USA, Inc.	$9,642,000		2.49%	645,000		3.53%	12
3	TJX Companies	$8,026,000		2.07%	570,000		3.12%	16
4	Gap, Inc.	$6,737,000		1.74%	220,000		1.20%	11
5	CVS Corporation	$6,357,000		1.64%	205,000		1.12%	18
6	Safeway, Inc.	$6,207,000		1.60%	428,000		2.34%	8
7	Barnes & Noble, Inc.	$5,370,000		1.39%	230,000		1.26%	9
8	L.A. Fitness International LLC	$4,283,000		1.10%	222,000		1.21%	5
9	OPNET Technologies, Inc.	$3,866,000		1.00%	83,000		0.45%	2
10	Best Buy Stores, L.P.	$3,502,000		0.90%	99,000		0.54%	3
11	Staples, Inc.	$3,429,000		0.88%	187,000		1.02%	9
12	DSW, Inc	$3,294,000		0.85%	125,000		0.68%	5
13	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,290,000		0.85%	338,000		1.85%	7
14	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$3,267,000		0.84%	68,000		0.37%	14
15	Bank of America, N.A.	$3,102,000		0.80%	68,000		0.37%	20
16	Ross Stores, Inc.	$2,842,000		0.73%	148,000		0.81%	5
17	Home Depot, Inc.	$2,832,000		0.73%	335,000		1.83%	4
18	Kohl’s Corporation	$2,793,000		0.72%	322,000		1.76%	3
19	Wakefern Food Corporation	$2,783,000		0.72%	136,000		0.74%	2
20	Bally Total Fitness Corporation	$2,618,000		0.68%	156,000		0.85%	5
21	Container Store, Inc.	$2,544,000		0.66%	52,000		0.28%	2
22	A.C. Moore, Inc.	$2,483,000		0.64%	141,000		0.77%	6
23	Dollar Tree Stores, Inc.	$2,380,000		0.61%	158,000		0.86%	14
24	PETsMART, Inc.	$2,380,000		0.61%	130,000		0.71%	5
25	Dress Barn, Inc.	$2,379,000		0.61%	103,000		0.56%	14

	Totals - Top 25 Tenants	$106,527,000		27.47%	5,827,000		31.83%	214

	Total: (1)	$387,673,000	(2)		18,286,000	(3)		2,417

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of December 31, 2010.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

December 31, 2010

	2011 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$129	$134
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(0)	(0)
Depreciation and amortization of real estate & joint venture real estate assets	112	112
Amortization of initial direct costs of leases	9	9

Funds from operations	245	250
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	$245	$249

Weighted average number of common shares, diluted	61.9	61.9

FFO per diluted share	$3.95	$4.02

Notes:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture

December 31, 2010

CONSOLIDATED INCOME STATEMENTS

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Revenues
Rental income	$4,938	$4,577	$18,575	$18,409
Other property income	13	9	64	700

	4,951	4,586	18,639	19,109
Expenses
Rental	912	1,114	3,806	3,760
Real estate taxes	573	598	2,343	2,259
Depreciation and amortization	1,275	1,234	5,046	4,998

	2,760	2,946	11,195	11,017

Operating income	2,191	1,640	7,444	8,092
Interest expense	(849)	(1,034)	(3,400)	(4,430)

Net income	$1,342	$606	$4,044	$3,662

CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(in thousands)
ASSETS
Real estate, at cost	$205,849	$203,122
Less accumulated depreciation and amortization	(24,284)	(19,365)

Net real estate	181,565	183,757
Cash and cash equivalents	3,054	2,959
Other assets	7,336	6,853

TOTAL ASSETS	$191,955	$193,569

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages payable	$57,584	$57,780
Other liabilities	5,439	6,101

Total liabilities	63,023	63,881
Partners’ capital	128,932	129,688

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$191,955	$193,569

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture

December 31, 2010

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of December 31, 2010		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Plaza del Mercado	07/05/14	5.77	% (a)	$12,699
Atlantic Plaza	12/01/14	5.12	% (b)	10,500
Barcroft Plaza	07/01/16	5.99	% (b)(c)	20,785
Greenlawn Plaza	07/01/16	5.90	% (b)	13,600

	Total Fixed Rate Debt			$57,584

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2011	$208	$—	$208	0.4%	0.4%
2012	220	—	220	0.4%	0.8%
2013	233	—	233	0.4%	1.2%
2014	142	22,396	22,538	39.1%	40.3%
2015	—	—	—	0.0%	40.3%
2016	—	34,385	34,385	59.7%	100.0%

Total	$803	$56,781	$57,584	100.0%

Notes:

(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - 30% Owned Joint Venture

December 31, 2010

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	% Occupied	Average Rent PSF	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	34,282	$20,785	101,000	88%	88%	$22.48	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,039		279,000	88%	86%	15.21	73,000	Giant Food	TJ Maxx / Ross / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,499	12,699	96,000	93%	93%	19.64	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		121,820		476,000	89%	88%	17.71
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,268	13,600	106,000	99%	99%	16.00	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		20,268		106,000	99%	99%	16.00
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,482	10,500	123,000	87%	87%	17.05	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,212		117,000	94%	94%	12.74	46,000	Roche Brothers Super markets	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,067		129,000	94%	93%	13.60	38,000	Foodmaster	Marshalls

	Total New England		63,761		369,000	92%	91%	14.43

Grand Totals			$205,849	$57,584	951,000	91%	90%	$16.19

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2010 and 2009 is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(in thousands)		(in thousands)
Net income	$34,305	$33,366	$128,237	$103,872
Depreciation and amortization	30,116	28,458	119,817	115,093
Interest expense	25,203	29,159	101,882	108,781
Early extinguishment of debt	—	1,671	2,801	2,639
Other interest income	(23)	(620)	(256)	(1,894)

EBITDA	89,601	92,034	352,481	328,491
Gain on sale of real estate	—	—	(1,410)	(1,298)

Adjusted EBITDA	$89,601	$92,034	$351,071	$327,193

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.